SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0370507
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

874 Sinclair Road
Oakville, Ontario Canada	L6K 2Y1
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:   333-130035
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common stock, $0.001 par value per share, including the associated preferred share purchase rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) and the associated Series A junior participating preferred stock, which will trade together with the Common Stock until the occurrence of certain events, is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-130035) (the “Registration Statement”), originally filed on December 1, 2005 under the Securities Act of 1933, as amended, which is herein incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the “Instructions as to Exhibits” for this Registration Statement on Form 8-A, no exhibits are filed or incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIM HORTONS INC.
By:	/s/ Cynthia J. Devine
	Name:	Cynthia J. Devine
	Title:	Executive Vice President and Chief Financial Officer

Date: March 21, 2006